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                                                                 EXHIBIT 3.1

FORM NO. 2



                                    [ART]




                                    BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                       IRIDIUM WORLD COMMUNICATIONS LTD.
                  (hereinafter referred to as "the Company")

1. THE LIABILITY OF THE MEMBERS OF THE COMPANY IS LIMITED TO THE AMOUNT (IF ANY) FOR THE TIME BEING UNPAID ON THE SHARES RESPECTIVELY HELD BY THEM.

2.       WE, THE UNDERSIGNED, NAMELY,

NAME                      ADDRESS                  BERMUDIAN                         NATIONALITY                   NUMBER OF
                                                    STATUS                                                           SHARES
                                                   (YES/NO)                                                        SUBSCRIBED
G.B.R. Collis             Clarendon House             Yes                            British                          One
                          2 Church Street
                          Hamilton, Bermuda

L.J. Marshall                    "                    Yes                            British                          One


N.J. Trollope                    "                    Yes                            British                          One


DO HEREBY RESPECTIVELY AGREE TO TAKE SUCH NUMBER OF SHARES OF THE COMPANY AS MAY BE ALLOTTED TO US RESPECTIVELY BY THE PROVISIONAL DIRECTORS OF THE COMPANY, NOT EXCEEDING THE NUMBER OF SHARES FOR WHICH WE HAVE RESPECTIVELY SUBSCRIBED, AND TO SATISFY SUCH CALLS AS MAY BE MADE BY THE DIRECTORS, PROVISIONAL DIRECTORS OR PROMOTERS OF THE COMPANY IN RESPECT OF THE SHARES ALLOTTED TO US RESPECTIVELY.
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3.       THE COMPANY IS TO BE AN exempted COMPANY AS DEFINED BY THE COMPANIES
         ACT 1981.

4. THE COMPANY HAS POWER TO HOLD LAND SITUATED IN BERMUDA NOT EXCEEDING IN ALL, INCLUDING THE FOLLOWING PARCELS-

         N/A

5. THE AUTHORISED SHARE CAPITAL OF THE COMPANY IS US$12,000.00 DIVIDED INTO SHARES OF US$1.00 EACH. THE MINIMUM SUBSCRIBED SHARE CAPITAL OF THE COMPANY IS US$12,000.00.


6.       THE OBJECTS FOR WHICH THE COMPANY IS FORMED AND INCORPORATED ARE -

         1. To act as a member, partner, shareholder, participant or other investor in Iridium LLC, a Delaware (USA) limited liability company and to take all actions reasonably related to its so acting.

         2. As set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.


7.       POWERS OF THE COMPANY

         1. the Company shall, pursuant to Section 42 of The Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

         2. the Company shall, pursuant to Section 42A of The Companies Act 1981, have the power to purchase its own shares.
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Signed by each subscriber in the presence of at least one witness attesting the signature thereof -


             /s/ G. B. R. COLLIS
 ...............................................................     ...............................................................
            /s/  L. J. MARSHALL
 ...............................................................     ...............................................................
           /s/  N. J.  TROLLOPE
 ...............................................................     ...............................................................

 ...............................................................     ...............................................................

                      (Subscribers)                                                            (Witnesses)


SUBSCRIBED this 25th day of November, 1996.